Exhibit 21.1

Subsidiaries of Paragon Offshore Limited

Name	State or Other Jurisdiction of Incorporation or Organization
Arktik Drilling Limited, Inc.	Bahamas
Bawden Drilling International Ltd.	Bermuda
Resolute Insurance Group Limited	Bermuda
Frontier Drilling do Brasil Ltda.	Brazil
Frontier Drilling Services Ltda.	Brazil
Paragon Offshore Brasil Investimentos E Participacoes Ltda.	Brazil
Paragon Offshore do Brasil Ltda.	Brazil
Paragon Offshore (Canada) Ltd.	Canada
Paragon FDR Holdings Ltd.	Cayman Islands
Paragon International Finance Company	Cayman Islands
Paragon (Middle East) Limited	Cayman Islands
Paragon Asset Company Ltd.	Cayman Islands
Paragon Asset (UK) Ltd.	Cayman Islands
Paragon Asset (ME) Ltd.	Cayman Islands
Paragon Duchess Ltd.	Cayman Islands
Paragon Offshore Enterprises Ltd.	Cayman Islands
Paragon Holding SCS 1 Ltd.	Cayman Islands
Paragon Holding SCS 2 Ltd.	Cayman Islands
Paragon Offshore International Ltd.	Cayman Islands
Paragon Offshore (North Sea) Ltd.	Cayman Islands
Paragon Operating (ME) Ltd.	Cayman Islands
Paragon Offshore Finance Company	Cayman Islands
Paragon Offshore Drilling (Cyprus) Limited	Cyprus
Bawden Drilling Inc.	Delaware
Kulluk Arctic Services, Inc.	Delaware
Paragon Offshore USA Inc.	Delaware
Paragon Offshore (GOM) Inc.	Delaware
Paragon Offshore Drilling LLC	Delaware
Paragon Drilling Services 7 LLC	Delaware
Paragon Leonard Jones LLC	Delaware
Paragon Offshore Holdings US Inc.	Delaware
Paragon Offshore Services LLC	Delaware
Frontier Discoverer Kft.	Hungary
Frontier Offshore Exploration India Limited	India
Paragon Offshore Leasing (Luxembourg) S.a r.l.	Luxembourg
Paragon Holding NCS 2 S.a r.l.	Luxembourg
Paragon Offshore (Luxembourg) S.a r.l.	Luxembourg
PGN Offshore Drilling (Malaysia) Sdn. Bhd.	Malaysia
Paragon Offshore (Labuan) Pte. Ltd.	Malaysia
Paragon Offshore Management Services S. de R.L. de C.V.	Mexico
Paragon Offshore (Nederland) BV	Netherlands
Paragon Offshore Nigeria Limited	Nigeria
Paragon Drilling Nigeria Limited	Nigeria
Paragon Offshore Drilling AS	Norway
Paragon Offshore AS	Norway
Paragon Seillean AS	Norway
Paragon (Seillean) KS	Norway
Paragon Offshore (Land Support) Limited	Scotland
Paragon Offshore (Asia) Pte Ltd.	Singapore
Paragon Offshore Contracting GmbH	Switzerland

Paragon Offshore Leasing (Switzerland) GmbH	Switzerland
Paragon Drilling Ven, C.A.	Venezuela
Paragon Offshore Ven, C.A.	Venezuela